Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated

                                                                State or
                                            Percentage     other Jurisdiction
                                                 of          of Incorporation
                                             Ownership       or Organization

Animal Resources, Inc. (3)*                      49%            Missouri
Berger Associates, Inc.                          80             Delaware
Carland, Inc. (5)                               100             Delaware
DST Systems, Inc.*                               41             Missouri
Fountain Investments, Inc.                      100             Missouri
Janus Service Corp. (7)                         100             Colorado
Janus Capital Corporation                        83             Colorado
Janus Capital International Ltd (7)             100             Colorado
KCS Transport Co., Inc. (1)                     100             Louisiana
Landa Motor Lines (1)                           100             Texas
Louisiana, Arkansas & Texas Trans. Co. (1)      100             Delaware
Martec Pharmaceutical, Inc. (3)*                 49             Delaware
Mexrail, Inc.*                                   49             Delaware
Mid-South Microwave, Inc.                       100             Delaware
Midland Data Systems, Inc.*                      45             Missouri
Midland Loan Services L.P. (8)*                  45             Missouri
Pabtex, Inc. (4)                                100             Delaware
PVI, Inc.                                       100             Delaware
Rice-Carden Corporation                         100             Missouri
Southern Leasing Corporation (5)                100             Delaware
Southern Development Company                    100             Missouri
Southern Group, Inc.                            100             Delaware
Southern Industrial Services, Inc.              100             Delaware
Southern Credit Corporation, Inc. (2)           100             Delaware
The Kansas City Southern Railway Company        100             Missouri
Tolmak, Inc.                                    100             Delaware
TransFin Insurance, Ltd.                        100             Vermont
Trans-Serve, Inc. (4) (6)                       100             Delaware
Veals, Inc.                                     100             Delaware
Wyandotte Garage Corporation                     80             Missouri

 *    Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)  Subsidiary of The Kansas City Southern Railway Company
 (2)  Subsidiary of Southern Group, Inc.
 (3)  Subsidiary of PVI, Inc.
 (4)  Subsidiary of Southern Industrial Services, Inc.
 (5)  Subsidiary of Southern Credit Corporation, Inc.
 (6)  Conducting business as Superior Tie & Timber
 (7)  Subsidiary of Janus Capital Corporation
 (8)  Subsidiary of Fountain Investments, Inc.

Subsidiaries and Affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of the Company. Subsidiaries and affiliates of DST Systems, Inc. are not shown.